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                                                                  Exhibit 10.39

                          AMENDMENT TO LEASE AGREEMENT


     THIS AMENDMENT TO LEASE dated, for references purposes only, this 21st day of June 1999, between Watt Headquarters Limited Partnership, a California limited partnership, (hereinafter referred to as "LESSOR"), and Intervisual Books, Inc., a California corporation (hereinafter referred to as "LESSEE"), with reference to the following facts and objectives:

     WHEREAS, Lessor and Lessee have heretofore entered into that certain Lease dated August 8, 1996 (the "LEASE") for premises commonly known as 2716 Ocean Park Blvd., Suite 2020, Santa Monica, CA 90405 (the "PREMISES").

     WHEREAS, Lessor and Lessee desire to expand Lessee's Premises and have agreed to amend said Lease as hereinafter set forth.

     NOW, THEREFORE, in consideration of the terms, covenants and conditions as set forth in the Lease and in this Agreement, the Lease agreement shall be amended as follows:

     1. Paragraph 1.2 - Premises - Effective August 1, 1999, Lessee's Premises shall increase to include Suite 1050 (the "Additional Premises") as shown on attached Exhibit "A-2" (which shall form a part of Exhibit "A-1"), and the Premises square footage shall be increased from 11,551 rentable square feet and 10,313 usable square feet to 13,862 rentable square feet and 12,376 usable square feet.

     2. Paragraphs 1.6, 1.7 and 4.3 - Base Rent - Effective August 1, 1999, Lessee's minimum base rent shall be increased from $17, 551.25 to $22,180.00.

     3. Paragraphs 1.10 and 4.2 - Lessee's Share of operating Expense Increase - Lessee's share of operating expense increase is hereby amended to 13.958% as defined in Paragraph 4.2.

     4. Paragraph 2.2 - Vehicle Parking - Effective August 1, 1999, Lessee shall be entitled to rent and use 61 unreserved parking spaces in the Office Building Project, subject to the terms provided in Paragraph 2.

     5.   LESSOR'S WORK -   Upon full execution of this Amendment to Lease
          Agreement, Lessor, at Lessor's sole cost and expense, shall perform the following improvements:

          1. Install carpet within the Additional Premises where carpeting needs to be replaced to reasonably match existing carpeting.

          2. Paint interior of Additional Premises with building standard paint.

          3. Construct one (1) partition wall and one (1) door in doorway, as shown in Exhibit "C" attached hereto.

        THIS AMENDMENT TO LEASE AGREEMENT shall be under the same terms and conditions as set forth in the Lease, except as specifically mentioned herein, and shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed the Amendment to Lease Agreement on the date referenced below.


"LESSOR"                                           "LESSEE"

WATT HEADQUARTERS LIMITED PARTNERSHIP,             INTERVISUAL BOOKS, INC.,
a California limited partnership                   A California corporation

By:  WATT FAMILY PROPERTIES, INC.,
     a California corporation
     its general partner


By:   /s/ Gale J. Zander                         By:  /s/ Dan P. Reavis
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          Gale J. Zander, Vice President

Date:     July 12, 1999                Printed name:  Dan P. Reavis
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                                                Its:  Executive Vice President
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                                               Date:  July 6, 1999
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